Exhibit 5.1

[•], 2026

VME Companies, Inc.

3300 S. Broadway Avenue, Suite 205

Tyler, Texas 75701

Re:	Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to VME Companies, Inc., a Texas corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (File No. 333-298996) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 18, 2026, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the registration of the offer and sale of (i) up to [•] shares (the “Company Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) up to [•] shares of Common Stock that may be purchased to cover over-allotments, if any (the “Over-Allotment Shares”), by the underwriters for whom Kingswood Capital Partners, LLC is acting as representative (the “Underwriters”), pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be executed by the Company and Kingswood Capital Partners, LLC, as representative of the Underwriters.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, (c) the Certificate of Formation of the Company, as amended by the Certificate of Amendment filed with the Secretary of State of the State of Texas on October [•], 2026, and the form of Amended and Restated Certificate of Formation of the Company filed as an exhibit to the Registration Statement (collectively, the “Charter”), (d) the Bylaws of the Company, as currently in effect, and the form of amended and restated bylaws filed as an exhibit to the Registration Statement (collectively, the “Bylaws”), (e) certain resolutions of the Board of Directors of the Company (the “Board”) and of the Company’s shareholders relating to the Registration Statement, the issuance of the Company Shares and the Over-Allotment Shares and related matters, and (f) a certificate of officers of the Company and a certificate of the Secretary of State of the State of Texas as to the existence of the Company, and such other corporate records, certificates and documents, and such matters of law, as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed that each party to the Underwriting Agreement other than the Company has the power to enter into and perform its obligations thereunder and that the Underwriting Agreement will have been duly authorized, executed and delivered by each such party other than the Company. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, without independent investigation, upon certificates and oral or written statements and representations of officers and other representatives of the Company and of public officials. In rendering the opinions set forth below, we have further assumed that, before the issuance of the Company Shares and the Over-Allotment Shares, (i) the Registration Statement will have become effective under the Securities Act, (ii) the Underwriting Agreement will have been duly executed and delivered by the parties thereto in substantially the form filed as an exhibit to the Registration Statement, (iii) the Board, or a duly authorized committee thereof, will have approved the final number of shares to be issued and the price per share, which will not be less than the par value of the Common Stock, (iv) the Amended and Restated Certificate of Formation will have been filed with, and accepted by, the Secretary of State of the State of Texas, to the extent contemplated to be effective prior to such issuance, (v) the Company will have a sufficient number of authorized but unissued shares of Common Stock, and (vi) the conditions to consummating the transactions contemplated by the Underwriting Agreement will have been satisfied or duly waived and such transactions are consummated, and the Company Shares and the Over-Allotment Shares will be registered in book-entry form, or certificates therefor duly countersigned, by the Company’s transfer agent and registrar.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Company Shares have been duly authorized and, when issued and delivered to the Underwriters against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

2. The Over-Allotment Shares have been duly authorized and, when issued and delivered to the Underwriters against payment of the agreed consideration therefor in accordance with the over-allotment option granted under the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon and limited to the Texas Business Organizations Code, as in effect on the date hereof. We express no opinion herein as to any other laws, statutes, regulations or ordinances, including federal securities laws or the securities or “blue sky” laws of any state. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person of any change in law or fact, or of any matter that may come to our attention after the date hereof, that may affect the opinions expressed herein. The opinions expressed herein are limited to the matters expressly stated, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston Taylor LLP
Winston Taylor LLP